Exhibit 10.24
THIRD AMENDED AND RESTATED PLEDGE AGREEMENT
     THIS THIRD AMENDED AND RESTATED PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of December 23, 2005, is between PARALLEL, L.L.C. (the “Pledgor”), a Delaware limited liability company whose address is 2215-B Renaissance Dr., Suite 5, Las Vegas, Nevada 89119, and CITIBANK TEXAS, N.A., a national banking association whose address is 1004 N. Big Spring, Suite 121, Midland, Texas 79701, as Administrative Agent (in such capacity, the “Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to that certain Third Amended and Restated Credit Agreement dated of even date herewith, among Parallel Petroleum Corporation and Parallel, L.P. (collectively, “Borrowers”), Pledgor, as Guarantor, Citibank Texas, N.A., as Joint Lead Arranger and Administrative Agent, BNP Paribas, as Joint Lead Arranger and Syndication Agent, and the Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans to the Borrowers upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrowers thereunder; and
     WHEREAS, it is a condition precedent to the Agent and Lenders executing the Credit Agreement that the Pledgor execute this Pledge Agreement to amend and restate that certain Second Amended and Restated Pledge Agreement dated September 27, 2004 by and between Agent and Pledgor (the “Original Pledge Agreement”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:
     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:
     “Code” means the Uniform Commercial Code from time to time in effect in the State of Texas.
     “Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers or the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, the obligations of the Pledgor to the Agent and Lenders pursuant to that certain Guaranty dated of even date herewith executed by the Pledgor in favor of the Agent for the benefit of the Lenders, and all other obligations and liabilities of any of the Borrowers or the Pledgor to the Agent, to any Lender, or to any Affiliate

of any Lender, whether direct or indirect, joint or several, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, the Notes, any other Loan Document, any other document made, delivered or given in connection herewith or therewith or any Rate Management Transaction, including all renewals, restatements, extensions, substitutions and rearrangements of any of the aforementioned, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrowers or the Pledgor pursuant to the terms of the Credit Agreement) or otherwise.
     “Partnership” means Parallel, L.P., a Texas limited partnership.
     “Pledge Agreement” means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.
     “Pledged Property” means all (i) partnership interests now owned or hereafter acquired by the Pledgor in the Partnership, including, without limitation, the partnership interest evidenced by Certificate No. LP-1, (ii) all rights to receive from time to time Pledgor’s share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Partnership (including, without limitation, specific properties of the Partnership upon dissolution, merger or otherwise) and (iii) all Proceeds of and from any and all of the foregoing.
     “Proceeds” means all “proceeds” as such term is defined in Section 9.102(a)(65) of the Code and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Property, and collections thereon or distributions with respect thereto.
     2. Pledge, Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Property and hereby grants to the Agent, for the ratable benefit of the Lenders, a first and prior security interest and Lien in the Pledged Property, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
     3. Stock/Partnership Powers. Concurrently with the delivery to the Agent of each certificate representing the Pledged Property, the Pledgor shall deliver an undated stock/ partnership power or assignment in blank covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.
     4. Representations and Warranties. The Pledgor represents and warrants that:
     (a) the Pledged Property constitutes 99% of the total issued and outstanding partnership interests of the Partnership;
     (b) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Property, free of any and all Liens or options in favor of, or claims of, any other person, except Permitted Liens;

     (c) upon delivery to the Agent of the certificates evidencing the Pledged Property, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Property, enforceable as such against all creditors of the Pledgor and any Person purporting to purchase any Pledged Property from the Pledgor;
     (d) with respect to the Pledged Property, the Pledgor has obtained from the Partnership and has delivered to the Agent an Acknowledgment and Consent, substantially in the form attached hereto as Annex 1, executed by the Partnership;
     (e) no consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery or validity of this Pledge Agreement.
     5. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:
     (a) If the Pledgor shall, as a result of its ownership of the Pledged Property, become entitled to receive or shall receive any partnership interest or other security, whether certificated or uncertificated, (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Pledged Property, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders, and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock/ partnership power or assignment in blank covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Property upon the liquidation or dissolution of the Partnership shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Property or any property shall be distributed upon or with respect to the Pledged Property pursuant to the recapitalization or reclassification of the capital of the Partnership, or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Property shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.
     (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Partnership to issue any partnership interests or other securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any partnership interest, or other securities of any nature of the Partnership, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Property, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Property, or any interest therein, except for Permitted Liens. The Pledgor will defend the right, title and interest of the Agent and the Lenders in and to the Pledged Property against the claims and demands of all Persons whomsoever.
     (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Pledged Property shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Pledged Property pursuant to this Pledge Agreement.
     (d) The Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Property or in connection with any of the transactions contemplated by this Pledge Agreement.
     (e) The Agent shall have the right, without the consent or joinder of the Pledgor, to execute and file with any governmental authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of the Agent, be necessary or advisable to maintain, perfect or otherwise evidence the Lien of the Lenders in and to any of the Pledged Property. The Pledgor hereby expressly authorizes the Agent to file any such financing statement without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction. In addition, and without limiting the foregoing, this Pledge Agreement may be attached to and made a part of any financing statement filed by the Agent.
     6. Cash Dividends and Distributions, Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent’s intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends and distributions paid in the normal course of business of the Partnership, to the extent permitted in the Credit Agreement and the other Loan Documents, in respect of the Pledged Property and to exercise all voting and partnership rights with respect to the Pledged Property; provided, however, that no vote shall be cast or partnership right exercised or other action taken which, in the Agent’s reasonable judgment, would impair the Pledged Property or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the Security Instruments, this Pledge Agreement or the other Loan Documents.

     7. Rights of the Lenders and the Agent.
     (a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all dividends and distributions paid in respect of the Pledged Property and make application thereof to the Obligations in such order as the Agent may determine and (ii) the Pledged Property or portion thereof designated by the Agent shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, partnership and other rights pertaining to the Pledged Property at any meeting of partners of the Partnership or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Property upon the merger, conversion, consolidation, reorganization, recapitalization or other fundamental change in the entity structure of the Partnership , or upon the exercise by the Pledgor or the Agent of any rights, privileges or options pertaining to the Pledged Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine) all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
     (b) The rights of the Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Lender of any right or remedy against the Borrowers, any Guarantor or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Pledged Property or for any delay in doing so, nor shall the Agent or any Lender be under any obligation to sell or otherwise dispose of any Pledged Property upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Property or any part thereof.
     8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Partnership or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Property, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Property or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Property so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Pledged Property or in any way relating to the Pledged Property or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9.615(a)(3) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Pledged Property shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     9. Private Sales.
     (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Property pursuant to paragraph 8 hereof, the Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Property, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Property for the period of time necessary to permit the Partnership to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Partnership would agree to do so.
     (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Property pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred under the Credit Agreement.
     10. Limitation on Duties Regarding Pledged Property. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Property in its possession, under

Section 9.207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Property upon the request of the Pledgor or otherwise.
     11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Property are irrevocable and powers coupled with an interest.
     12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     14. No Waiver, Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default under the Credit Agreement or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     15. Waivers and Amendments: Successors and Assigns: Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified, except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the permitted successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.
     THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
     16. Notices. Notices by the Agent to the Pledgor or the Partnership may be given by mail, by telegraph or by facsimile transmission, addressed or transmitted to the appropriate party at the Pledgor’s address set forth in the preamble of this Pledge Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, postage prepaid, (b) in the case of facsimile notices, when sent and (c) in the case of telegraphic notice, when delivered to the telegraph company. The Pledgor and the Partnership may change their respective addresses and transmission numbers by written notice to the Agent.
     17. Irrevocable Authorization and Instruction to Partnership. The Pledgor hereby authorizes and instructs the Partnership to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Partnership shall be fully protected in so complying.
     18. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Partnership shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     19. Amendment and Restatement of Original Pledge Agreement. This Pledge Agreement constitutes an amendment and restatement, but not a replacement, of the Original Pledge Agreement in its entirety, and renews and extends all liens, rights and security interests existing by virtue of the Original Pledge Agreement without interruption or lapse.
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     IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PARALLEL, L.L.C.
By:	/s/ Steven D. Foster
Steven D. Foster
Chief Financial Officer

CITIBANK TEXAS, N.A., as Administrative Agent and as a Lender
By:	/s/ Frank K. Stowers
Frank K. Stowers
Senior Vice President

ANNEX 1
ACKNOWLEDGMENT AND CONSENT
     The Partnership referred to in the foregoing Pledge Agreement hereby (i) consents to the pledge of the Pledged Property and waives any and all restrictions applicable thereto, (iii) acknowledges receipt of a copy of the Pledge Agreement and (iii) agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Partnership agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement.

PARALLEL,	L.P.
By:	Parallel Petroleum Corporation,
its general partner

By:
Steven D. Foster
Chief Financial Officer

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